EXHIBIT 99.1

CoreCard Corporation Reports Fourth Quarter and Full Year 2024 Results

NORCROSS, Ga., Feb. 20, 2025 (GLOBE NEWSWIRE) -- CoreCard Corporation (NYSE: CCRD) (“CoreCard” or “the Company”), the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter and full year ended December 31, 2024.

“Overall revenue of $14.8 million in the fourth quarter was above our expectations due to unexpected license revenue in the quarter and in-line with our expectations excluding the license revenue. Services revenue during the quarter was in-line with our expectations, reflecting continued year-over-year growth in processing and maintenance revenue of 11%. Additionally, our full year processing and maintenance revenue grew by 7% compared to full year 2023,” said Leland Strange, CEO of CoreCard Corporation. "We continue to invest in our platform and processing capabilities, which are showing encouraging results. CoreCard is a best-in-class platform that is extremely well positioned to capture the growing demand for next-generation card management platforms by large and complex modern card issuers."

“For the first quarter of 2025, we expect total revenue between $14.4 and $15.0 million and earnings per share between $0.15 and $0.19. For fiscal year 2025, we reaffirm the guidance set forth last quarter and continue to expect total revenue between $60 million and $64 million and earnings per share between $0.88 and $0.94. We expect full-year 2025 revenue growth, excluding our largest customer, to be 30-40%,” said Matt White, CFO of CoreCard Corporation.

Financial Highlights for the three and twelve months ended December 31, 2024

Total revenue in the three-month period ended December 31, 2024, was $14.8 million which represents an increase of 22% compared to the comparable period in 2023. Revenue of $57.4 million for full year 2024 was up 2% from full year 2023.

In the following table, revenue is disaggregated by type of revenue for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2024	2023	2024	2023
License	$1,420	$--	$2,840	$1,794
Professional services	6,210	6,111	26,015	28,237
Processing and maintenance	6,122	5,506	24,034	22,439
Third party	1,071	540	4,510	3,534
Total	$14,823	$12,157	$57,399	$56,004

Income from operations was $2.1 million for the fourth quarter of 2024 compared to income from operations of $0.4 million for the comparable period in 2023. Full year 2024 income from operations was $6.5 million compared to $5.3 million in the comparable prior year.

Net income was $1.9 million for the fourth quarter compared to net income of $0.5 million in the comparable prior year quarter. Full year 2024 net income was $5.4 million compared to $3.4 million in the comparable prior year.

Earnings per diluted share was $0.24 for the fourth quarter compared to $0.06 in the comparable prior year quarter. Full year 2024 earnings per diluted share was $0.67 compared to $0.40 in the comparable prior year.

Adjusted earnings per diluted share was $0.28 for the fourth quarter compared to $0.06 in the comparable prior year quarter. Full year adjusted earnings per diluted share was $0.79 compared to $0.53 in the comparable prior year.

Adjusted EBITDA was $3.3 million for the fourth quarter compared to $1.6 million in the comparable prior year quarter. Full year adjusted EBITDA was $11.4 million compared to $11.7 million in the comparable prior year.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".

Investor Conference Call

The company is holding an investor conference call today, February 20, 2025, at 11 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/register/corecard022025/en or by dialing 1-877-407-0890. As part of the conference call CoreCard will be conducting a question-and-answer session where participants are invited to email their questions to questions@corecard.com prior to the call. A transcript of the call will be posted on the company’s website at investors.corecard.com as soon as available after the call.

The company will file its Form 10-K for the period ended December 31, 2024, with the Securities and Exchange Commission in early March. For additional information about reported results, investors will be able to access the Form 10-K on the company’s website at investors.corecard.com or on the SEC website, www.sec.gov.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section below titled "Information Regarding Non-GAAP Financial Measures".

About CoreCard Corporation

CoreCard Corporation (NYSE: CCRD) provides the gold standard card issuing platform built for the future of global transactions in an embedded digital world. Dedicated to continual technological innovation in the ever-evolving payments industry backed by decades of deep expertise in credit card offerings, CoreCard helps customers conceptualize, implement, and manage all aspects of their issuing card programs. Keenly focused on steady, sustainable growth, CoreCard has earned the trust of some of the largest companies and financial institutions in the world, providing truly real-time transactions via their proven, reliable platform operating on private on-premise and leading cloud technology infrastructure.

Forward-Looking Statements

The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” “outlook,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CoreCard Corporation CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except share and per share amounts)

Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue
Services	$13,403	$12,157	$54,559	$54,210
Products	1,420	--	2,840	1,794
Total net revenue	14,823	12,157	57,399	56,004
Cost of revenue
Services	8,182	8,191	35,770	36,571
Products	--	--	--	--
Total cost of revenue	8,182	8,191	35,770	36,571
Expenses
Marketing	98	73	407	310
General and administrative	1,513	1,114	5,769	5,334
Development	2,953	2,384	8,914	8,478
Income from operations	2,077	395	6,539	5,311
Investment loss	(12)	(38)	(427)	(1,579)
Other income	147	272	792	765
Income before income taxes	2,212	629	6,904	4,497
Income taxes	286	143	1,456	1,102
Net income	$1,926	$486	$5,448	$3,395
Earnings per share:
Basic	$0.25	$0.06	$0.68	$0.40
Diluted	$0.24	$0.06	$0.67	$0.40
Basic weighted average common shares outstanding	7,830,266	8,374,606	8,027,077	8,457,714
Diluted weighted average common shares outstanding	8,035,936	8,388,927	8,146,394	8,474,123

CoreCard Corporation CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

As of December 31,	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$19,481	$26,918
Marketable securities	5,410	5,230
Accounts receivable, net	10,235	7,536
Other current assets	5,048	4,805
Total current assets	40,174	44,489
Investments	3,776	4,062
Property and equipment, at cost less accumulated depreciation	12,282	11,319
Other long-term assets	6,106	3,956
Total assets	$62,338	$63,826
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$823	$1,557
Deferred revenue, current portion	2,033	2,310
Accrued payroll	2,856	2,172
Accrued expenses	723	971
Other current liabilities	2,017	2,530
Total current liabilities	8,452	9,540
Deferred revenue, net of current portion	118	265
Other long-term liabilities	255	196
Long-term lease obligation	1,816	1,121
Total noncurrent liabilities	2,189	1,582
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares – 9,026,940 and 9,016,140 at December 31, 2024 and 2023, respectively;
Outstanding shares – 7,786,679 and 8,295,408 at December 31, 2024 and 2023, respectively	91	90
Additional paid-in capital	17,928	16,621
Treasury stock, 1,240,261 and 720,732 shares as of December 31, 2024 and 2023, respectively, at cost	(27,997)	(20,359)
Accumulated other comprehensive income (loss)	(93)	32
Accumulated income	61,768	56,320
Total stockholders’ equity	51,697	52,704
Total liabilities and stockholders’ equity	$62,338	$63,826

For further information, call
Matt White, 770-564-5504 or
email to matt@corecard.com

Reconciliation of GAAP to NON-GAAP Measures

Information Regarding Non-GAAP Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. CoreCard considers Adjusted EBITDA and Adjusted earnings per diluted share (“Adjusted EPS”) as supplemental measures of the company’s performance that is not required by, nor presented in accordance with GAAP.

We define Adjusted EBITDA as net income adjusted to exclude depreciation and amortization; share-based compensation expense; income tax expense (benefit); investment income (loss); and other income (expense), net. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

We define Adjusted EPS as diluted earnings per share adjusted to exclude the impact of share-based compensation expense and non-operating investment gains or losses. We believe that Adjusted EPS is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

Adjusted EPS and Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EPS and Adjusted EBITDA differently than CoreCard, which limits its usefulness in comparing CoreCard’s financial results with those of other companies.

The following table shows CoreCard’s GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2024	2023	2024	2023
GAAP net income	$1,926	$486	$5,448	$3,395
Investment loss	--	--	--	1,000
Share-based compensation	449	--	1,308	150
Income tax benefit	(112)	--	(327)	(38)
Adjusted net income	$2,263	$486	$6,429	$4,507
Adjusted Diluted EPS	$0.28	$0.06	$0.79	0.53
Weighted-average shares	8,036	8,389	8,146	8,474
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2024	2023	2024	2023
GAAP net income	$1,926	$486	$5,448	$3,395
Depreciation and amortization	790	1,245	3,566	6,256
Share-based compensation	449	--	1,308	150
Investment loss	12	38	427	1,579
Other income, net	(147)	(272)	(792)	(765)
Income tax expense	286	143	1,456	1,102
Adjusted EBITDA	$3,316	$1,640	$11,413	$11,717
Total Revenue	$14,823	$12,157	$57,399	$56,004
Adjusted EBITDA Margin	22.4%	13.5%	19.9%	20.9%